EXHIBIT 2.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               E-DATA CORPORATION


           (Under Section 102 of the Delaware General Corporation Law)

     The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

First:   The name of the corporation is E-data Corporation (the "Corporation").

     Second: The address of the Corporation's registered office in the State of Delaware is 2711 Centreville Road, Ste 400, Wilmington, New Castle, DE 19808 The name of the Corporation's registered agent at such address is Corporation Service Company.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

Fourth:  The name and mailing address of the sole incorporator is:

                       Bert E. Brodsky
                       26 Harbor Park Drive
                       Port Washington, NY  11050

     Fifth: Section 1. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation has authority to issue is sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and ten million (10,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

     Section 2. Preferred Stock. (a) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series, may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each such series to the fullest extent permitted by law.

     (b) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Section 2 of this Article Fifth, and the consent, by class or series vote or otherwise, of the holders of such series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preference and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     (c) Subject to the provisions of subparagraph (b) of this section, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         Section 3         Common Stock.
                           ------------

     (a) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (b) Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

         Section 4         Other Provisions.
                           ----------------

     (a) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in its sole discretion.

     Sixth: In the furtherance and not in limitation of objects, purposes and powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     Seventh:  Subject to the rights of the  holders of any series of  Preferred
Stock:

     (a) Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation, or, if action is to be taken by written consent of the stockholders in lieu of a meeting, then the written consent of the holders of all of the shares of capital stock entitled to vote on such action shall be required to take such action, unless the action has been authorized by the Board of Directors of the Corporation, in which case, the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action shall be required to take such action.

     (b) Special  meetings of  stockholders of the Company may be called only by
(i) the Chairman of the Board, (ii) the President of the Corporation or (iii) the Secretary of the Corporation, upon his or her receipt of the written request of a majority of the Directors then in office.

     Eighth: Classification of Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall serve until the 2003 Annual Meeting of Stockholders, Class II directors shall serve until the 2004 Annual Meeting of Stockholders and Class III directors shall serve until the 2005 Annual Meeting of Stockholders. At each annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified. Any vacancy on the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors of the Board of Directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

     Ninth: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     Tenth: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this Article Tenth shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Eleventh: The Corporation shall have the power to provide indemnification to the fullest extent permitted by Section 145 of the GCL.

     Twelfth: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 11th day of March, 2002.

                                                    E-DATA CORPORATION



                                                    By:/s/Bert E. Brodsky
                                                    Name: Bert E. Brodsky,
                                                    Title: Chairman and Chief
                                                             Executive Officer